EXHIBIT 10.3
(English translation)

PREBAIL
ENTREPRISE

THIS COMMERCIAL LEASE BETWEEN:

ALPHA ASSURANCES VIE S.A. (“the Landlord”), a public limited company domiciled in Tour Franklin, 100-101 Terrasse Boieldieu, 92042 Paris La Défense Cedex 11, herein represented by PREBAIL ENTREPRISE SA, a public limited company, capital: 250,000 francs, registered office: 37 Rue de la Victoire, Paris 9, Paris Trade and Companies Register No. B 582,044,418, having its offices at 54 Boulevard Haussmann, Paris 9, through Michel Vilain, Chairman and Chief Executive Officer

and

ACTIVCARD S.A. (“the Tenant”), a public limited company, capital: 95,878,225 francs, registered office: 145 Rue Jean-Jacques Rousseau, 92138 Issy Les Moulineaux, Nanterre Trade and Companies Register No. B 341,213,411, herein represented by Emmanuelle Le Bihan, hereto duly authorized by power-of-attorney signed by J. G. Galvez, the Company’s Chairman and Chief Executive Officer (Annex 4)

WITNESSETH:

The Landlord hereby grants a commercial lease to the Tenant on the space described below on these special terms and the general terms hereto annexed which are made part of this lease and shall be signed and sealed by the contracting parties.

1—DESCRIPTION OF THE LEASED SPACE

Address: 24-28 Avenue du Général Charles de Gaulle, 92150 Suresnes

—	Office space: 1,473 square meters on levels 5 and 6 of the building

—	Parking spaces: 40, in the basement

No error in the description may justify a rent reduction or increase, the parties referring to the dimensions and condition of the space as it exists, The Tenant acknowledges perfect familiarity therewith as a result of having seen and inspected it and waives a fuller description, finding it in the condition necessary for the use which it plans to make thereof.

2—USE OF THE LEASED SPACE

The space hereby leased shall be used only as office space as defined in §23.9 of the Decree of September 30, 1953 for purposes of the business of the Tenant and its subsidiaries as mentioned in the Form KBis Trade and Companies Register abstracts hereto annexed as Annexes 1.1, 1.2 and 1.3.

3—TERM OF THE LEASE

This lease is granted and accepted for a term of nine full and consecutive years from July 1, 1997 to June 30, 2006.

Notwithstanding §3-1 of the Decree of September 30, 1953, the Tenant waives its right to terminate the lease as of June 30, 2000, the end of the first three-year period of the nine-year term.

In consideration of that firm six-year commitment, the Landlord shall contribute a total of nine hundred seventy-seven thousand francs (F 977,000) before taxes to the Tenant’s fitting-up work described in paragraph 2 of §8 (“Special Provisions”).

The Landlord shall nevertheless accept a notice to quit given in the form of a triennial cancellation as of June 30, 2000 provided that the Tenant reimburses half the cost of the aforesaid work, i.e. four hundred eighty-nine thousand francs (F 489,000) before taxes.

This clause is of the essence of this lease, failing which it would not have been granted.

4—ANNUAL RENT BEFORE TAXES AND CHARGES

This lease is granted and accepted at an annual rent of one million three hundred thirty-eight thousand four hundred francs (F 1,338,400) before taxes and charges, breaking down:

Office space: 1,473 square meters	x 800 francs =	1,178,400 francs
40 parking spaces	x 4000 franc =	160,000 francs

TOTAL RENT BEFORE TAXES AND CHARGES		1,338,400 francs

The rent shall be payable to the Landlord quarterly in advance, on January 1, April 1, July 1 and October 1 every year.

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5—ESCALATION CLAUSE

Base index (construction cost index published by the INSEE) of the fourth quarter of 1996, to wit: (to be published)

First adjustment: July 1, 1998

6—SECURITY DEPOSIT

The Tenant shall make a security deposit of three hundred thirty-four thousand six hundred francs (F 334,600) on execution hereof.

7—ADVANCES AGAINST CHARGES

The Tenant shall make an advance against charges of seventy-one thousand francs (F 71,000) every quarter with the rent.

The building charges attributable to the Tenant shall be capped for the first three-year period at that amount plus the change in the INSEE construction cost index in the same way as the rent as stipulated in §5 hereof.

Said guaranteed budget corresponds to the description of services annexed as Annex 3.

After said first three-year period, the Tenant shall bear its share of the charges in proportion to its percentage shares and in proportion to time.

The parties shall amend the terms of the lease in case of extraneous events imbalancing the lease (in particular, an abnormal variation of the [cost of the] fluids, electricity, water, fuel oil, etc.).

8—SPECIAL PROVISIONS

1—Delivery of the space by the Landlord:

The Landlord shall deliver the space on July 1, 1997 after completion of the work according to the specification hereto annexed as Annex 2. The existing partitioning of the two floors, with which the Tenant is perfectly familiar, shall be partly done over in the course of the work described in annex 2 (see annexed drawings).

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2—The Tenant’s fitting-up work:

The Tenant is authorized to do all the work, in the leased space at its cost and risk, necessary for the fitting-up thereof as specified in paragraph A of §8 (“Repairs—Embellishments”) on page 7 of the General Terms of this lease.

The Landlord shall assume the cost of the capitalizable work up to a maximum amount of nine hundred seventy-seven thousand francs (F 977,000) before taxes.

Said cost shall be assumed on the basis of the receipted invoices submitted by the Tenant with an acceptance report. All of the capitalizable work shall become the Landlord’s property on reimbursement by it of the cost thereof.

If the Tenant should request reimbursement of the cost of the work in an amount less than 977,000 francs before taxes, the difference between the sum actually reimbursed and the 977,000 francs before taxes shall be converted, up to the amount thereof, into a rent credit to be deferred over the first three years of the term of the lease.

3—§606—Major repairs:

Notwithstanding §§6 (“IV—MAINTENANCE”) on page 3 and 7 (“B—INVENTORY”) on page 5 of the General Terms of the lease, the major repairs covered by Civil Code §606 shall be incumbent on the Landlord. The Tenant shall maintain the space and return it in good repair.

4—House rules:

Paragraph C (“Conditions of Enjoyment”) of §7 (“Obligation of the Tenant”) on page 6 of the General Terms specifies that there are no house rules of the building but, if any should be adopted, they shall form the subject of a prior consultation.

5—Working capital:

Notwithstanding §6 (“Building and Service Charges”), paragraph XII (“Working capital”) on page 5 of the General Terms is deleted.

6—Insurance:

Notwithstanding paragraph A (“Insurance of the Tenant”) of §9 (“Insurance”) on page 8 of the General Terms, the requirement of business interruption coverage limited to two years’ rent is replaced by records destruction insurance.

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7—Taxes:

Notwithstanding paragraph 1 (“Taxes”) of §6 (“Building and Service Charges”) on page 3 of the General Terms “Any new tax shall form the subject of a discussion by the parties on the basis of assumption by the one which must legally bear it unless it benefits the Tenant only”.

8—Tax treatment:

Notwithstanding paragraph D (“Taxes”) of §7 on page 6 of the General Terms of the lease, the land tax shall be incumbent on the Landlord.

Pursuant to the General Terms, the annual office-space tax is incumbent on the Tenant.

9—ADDRESSES

For purposes hereof and of transactions and proceedings appurtenant hereto, each party designates its registered office as its address for notices and service of process.

For purposes of this lease and transactions and proceedings appurtenant hereto, the parties assign jurisdiction to the Paris courts.

Signed in Paris

In duplicate

On April 15, 1997

(illegible signature) THE LANDLORD
ActivCard S.A.
145 Rue Jean-Jacques Rousseau
92138 Issy Les Moulineaux
Tel. (33) 1 41 08 33 33—Fax (33) 1 41 08 33 30
Nanterre Trade and Companies Register No. B 341,213,411
NAF 741 J
(illegible signature)
THE TENANT

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GENERAL TERMS

CONTENTS:

§1—USE

The use specified in §2 of the Special Terms excludes any other use.

The Landlord reserves the right to lease or sell as it sees fit any other space which it may own in the building for any use compatible with the House Rules of the building.

The Tenant shall comply with the House Rules of the building and/or the Condominium Rules if any, as well as with all the legal and administrative provisions.

§2—TERM

This lease is granted and accepted for the term specified in §3 of the Special Terms.

Pursuant to law, the Tenant may cancel the lease at the end of any three-year period on notice served on the Landlord by a bailiff at least six months before the end of such period.

§3—RENT

This lease is granted and accepted at the principal annual rent stipulated in §4 of the Special Terms, which the Tenant shall pay to the Landlord or its agent quarterly in advance on January 1, April 1, July 1 and October 1 every year.

If the lease takes effect during a calendar quarter, the first instalment of rent shall cover the period between the effective date of the lease and the end of such calendar quarter.

§4—ADJUSTMENT

The rent stipulated in §4 of the Special Terms is the base rent.

It shall be adjusted every year, without preliminary formality, on the anniversary date hereof on the basis of the changes in the national construction cost index published by the INSEE referred to in §5 of the Special Terms.

If for any reason a quarterly rental cannot be adjusted on a payment date because of delay in publication of the indices, the Tenant shall pay the Landlord on such date a tentative rental calculated on the basis of the last published index. The adjustment and so the payment of any difference shall be made as soon as the amount of the rent to be adjusted can be fixed.

This adjustment clause shall be applied on the Landlord’s initiative on publication of the indices.

This provision is of the essence of this lease, failing which it would not have been granted.

The parties acknowledge that the stipulated index is related to the subject of the contract and the Landlord’s business, since the lease covers premises erected or purchased by the Landlord.

If publication of said index chosen for the adjustment of the rent is discontinued for any reason, said adjustment shall be based on the replacement index or a new index agreed on by the parties. If the parties cannot agree on the new index, they shall abide by the decision of the appraiser summarily appointed by the Chief Judge of the District Court having territorial jurisdiction. The new index adopted shall reflect the nationwide construction cost as exactly as possible.

§5—SECURITY DEPOSIT

To secure the performance of this lease, the Tenant has on execution of the lease, in addition to paying the Landlord the first instalment of rent and charges payable in advance, made a security deposit with the Landlord equal to three months’ rent before taxes, specified in §6 of the Special Terms.

The Landlord shall retain said sum throughout the term of the lease until definitive payment of any amount which the Tenant may owe the Landlord on expiration of the lease and when it vacates the space.

Said sum shall bear no interest; it is pledged to the Landlord pursuant to Civil Code §§2071 ff.

If the lease is cancelled for breach thereof or for any reason attributable to the Tenant, said security deposit shall accrue to the Landlord as an advance against damages, without prejudice to any and all others.

If the rent is adjusted as provided above, the security deposit shall be increased or reduced in the same proportion in order to be harmonized with the new rent, so that the security deposit is always equal to three months’ rent before taxes.

Consequently, if the rent is increased, the Tenant shall make the additional security deposit when the first increased rent is paid, and if the rent is reduced, the Landlord shall refund to the Tenant the surplus amount at the same time.

§6—BUILDING AND SERVICE CHARGES

The rent stipulated in §4 of the Special Terms shall be net of all charges for the Landlord.

The Tenant shall accordingly reimburse the share of the building and service charges listed below allocable to its space.

Said list is for information and is neither an exhaustive list of the Tenant’s charge-reimbursement obligations nor an obligation of the Landlord to render the services listed below.

I—TAXES

The existing (garbage removal, street-sweeping charge, sewerage charge) or future municipal charges and all taxes or new taxes which may be made incumbent on tenants or which, being in principle incumbent on the building, relate to a service of which the Tenant enjoys the benefit.

All taxes which may be levied in favor of the public authorities or the central government.

II—ELECTRICITY

The electricity expenses of the private and/or common areas of the building, and the replacement of the bulbs and fluorescent strips of the common areas, the maintenance of the time switches and electrical installations.

The expenses relative to the mandatory controls of the electrical installations.

III—ELEVATORS

•	The elevator and freight-elevator maintenance-contract charges.

•	The expenses of utilities, operation, routine maintenance, minor repairs and supplies necessary for the proper operation.

•	The electricity expenses (lighting and operating power).

•	The expenses of maintenance, cleaning of the carpets, removal, dismantling and reinstallation, and the caretaking, watching and insurance expenses.

IV—MAINTENANCE

•	The costs of the products for maintenance of the common areas of the building.

•	The expenses of operation, equipment, routine maintenance, minor repairs.

•	Expenses of maintenance of the fire-fighting and facility-protection equipment.

•	Expenses of pest removal from and disinfection of the common areas.

•	Maintenance-contract charges and supplies necessary for proper operation of the technical installations.

•	Expenses of maintenance of the green spaces.

•	Expenses of maintenance of the façade-cleaning elevators.

•	Expenses of maintenance of the parking garage doors and gates.

•	Maintenance and repairs of all kinds, including mandatory steam-cleaning and external repair expenses, including the major repairs covered by civil code §606.

•	Remote monitoring of the building’s installations, if any.

V—WATER

•	Consumption of the common and/or private areas, sewerage charges, incidental expenses, charges and taxes.

•	Meter lease, maintenance and reading expenses.

•	Plumbing maintenance expenses.

VI—PERSONNEL

•	Employment expenses, pay, benefits and taxes of the personnel responsible for execution of the tasks concerning the services reimbursement of which is provided for in this lease.

•	Pay, expenses and benefits of the receptionist, allocated in full in proportion to the percentage shares assigned to each tenant’s space.

•	Employment expenses, pay, benefits of the personnel necessary for the maintenance and cleanliness of the common areas and rest rooms, and all the substitute or temporary personnel.

•	The service of a telephone switchboard and all other telecommunications facilities, if any.

•	Employment expenses, pay, benefits of the personnel responsible for the security, watching and caretaking of the common areas of the building, if any.

VII—HEAT—AIRCONDITIONING

The heating and airconditioning (if any), fuel and electricity expenses, the expenses of complete operating maintenance, the repairs and the pay, benefits of the personnel responsible for the maintenance and repairs. All expenses necessary for heating the private and/or common areas of the building.

VIII—PARTICULAR EXPENSES

•	The management fees.

•	The owner’s insurance premiums.

IX—GENERAL PROVISIONS RELATIVE TO THE CHARGES

The Tenant shall directly enter into the contracts with the utilities involved concerning private supplies or consumption, electricity, heat, telephone services, etc.

If individual meters are installed, the Tenant shall reimburse, in addition to the general or common expenses, its share corresponding to the readings of its meters, and the lease, maintenance and reading expenses.

The Tenant may, by appointment, have access at the Landlord’s during office hours to the documents evidencing the expenses and the allocation accounts, but, without prejudice to its rights and remedies, the Tenant may not defer in whole or in part the payment of its rent and incidental charges on the ground of a disagreement as to the amount of its charges.

The Landlord reserves the right:

•
to change the allocation of the charges, inter alia in event of change in the use of the installations, discontinuance or new installation, alteration of the leased space or amendments of laws or regulations,

•	to have a sub-meter installed for each tenant’s space.

No expense allocations shall be made for the parking spaces appurtenant to this lease. Such expenses shall be included in the general charges and allocated in proportion to the percentage shares assigned to each tenant’s space.

X—RESTAURANT

If the building has a staff restaurant:

The Tenant and the other tenants shall manage it and consequently be responsible, on the basis of an agreement among them, for the conditions of operation and the allocation of the necessary expenses (payroll, oversight, meal preparation, depreciation of the minor and major equipment, furniture, etc.).

The expenses concerning the fluids, lighting, maintenance and repair of the installations shall however be allocated with the common expenses of the building, but only among the tenants present “in proportion to time”.

The Tenant shall ensure use sufficient to contribute equitably to the incompressible operating expenses such as payroll, overhead and catering expenses, VAT and, generally, the expenses customarily accounted for as “entrance ticket” expenses. Failing agreement, such expenses shall be allocated “in proportion to time” among the tenants of the space actually occupied on the basis of the overhead-expense percentage shares.

XI—ADVANCES AGAINST CHARGES

The Tenant shall remit with each installment of rent a quarterly advance against charges stipulated in §7 of the Special Terms. The Landlord reserves the right to adjust such advance in case either of new expenses not incurred in the preceding year or of changes in prices or consumption during a year.

The annual adjustment shall be made according to the nature of the actual expenses by means of the various allocation formulas which the Tenant accepts unconditionally.

XII—WORKING CAPITAL

If the building’s operating expenses should require working capital representing 25% of the budget developed by the manager of the building, the amount of which would be adjusted every year in proportion to the general increase of the charges, the Tenant shall pay its share determined either on the basis of the floorspace leased or in proportion to the percentage shares assigned to each tenant’s space. Such advanced funds shall bear no interest in any event.

§7—OBLIGATIONS OF THE TENANT

During the term of this lease, the parties shall be subject to the legal and customary obligations as well as those arising under this lease.

A)  BUSINESS DONE IN THE LEASED SPACE

The Tenant shall:

•
Use the leased space only for the purpose specified in §2 of the Special Terms and in keeping with its corporate business described in the same §2 of the Special Terms. It may require no exclusivity or reciprocity on the Landlord’s part as regards the other tenants or occupants of the building.

•	Actually use the leased space itself and normally at all times.

The Tenant’s right to engage in certain activities entails no warranty or action on the Landlord’s part regarding procurement of the administrative authorizations which may be necessary for any reason, and the Landlord shall consequently incur no liability in event of refusal or delay in the procurement of such authorizations.

The Tenant shall accordingly be responsible for procuring all the administrative authorizations necessary for purposes of its operations and shall pay all taxes and other sums relating to the operations in the leased space and the use thereof.

Notices concerning the Tenant by virtue of the foregoing which the Landlord receives shall be sent to the Tenant by registered mail; it shall then be incumbent on the Tenant to take, if necessary in the Landlord’s name, all necessary recourse but at its risk and expense; such recourse entails the Tenant’s express undertaking to hold the Landlord harmless from all judgments and direct and indirect injury.

B)  INVENTORY—MAINTENANCE

The Tenant shall:

•	Take the leased space as is when it takes possession thereof. For that purpose, a joint inventory shall be taken at the Tenant’s expense when it takes possession of the space.

•
Keep the leased space throughout the term of the lease in sound condition of repair incumbent on tenants and major and minor maintenance, including the major repairs covered by Civil Code §606, and return the space in such condition on expiration of the lease.

•	Keep the electrical, mechanical and other installations forming part of the leased space in sound condition of maintenance, operation and safety.

•
Afford the Landlord, its agent or representative, or its architect unrestricted access to the leased space on business days, and holidays in case of emergency, enabling the Landlord inter alia to check the condition of the fittings, fixtures and installations.

•
If it does not do the maintenance work incumbent on it within thirty days after it is placed on notice to do the same (established emergency of course excepted), permit the Landlord to do such work in its stead at competitive prices and reimburse the Landlord for the cost of such work and for all expenses and fees incurred, within fifteen days of the Landlord’s demand for such reimbursement.

•
Forthwith after it has notice thereof, inform the Landlord or its agent in writing of any repair, depredation or deterioration in the leased space even if no apparent damage results therefrom, on pain of liability to the Landlord for the direct or indirect injury caused to it by such casualty or the delay in reporting it to the insurers.

•
On expiration of the lease or if it not renewed, return the leased space to the Landlord in good repair and sound state of maintenance as prescribed in this section. The Landlord shall have an inventory taken jointly, or else by a bailiff, when the leased space is vacated.

•	Afford access to the leased space only to contractors approved by the Landlord for the telephone and the data-processing system installed by the Tenant.

•
Inform the Landlord of the installation of the computer hardware and the power thereof liable to affect the adjustment of the airconditioning system. The adjustment, regulation and alteration work necessitated by such installation shall be incumbent on the Tenant.

•	Procure from the administrative authorities the approval necessary to occupy the leased space. Delivery of such approvals is not a condition precedent to the performance of the lease.

C)  CONDITIONS OF ENJOYMENT

The Tenant shall:

•	Comply with the house rules which may be adopted.

•	Do nothing liable to disturb the peace of the neighborhood.

•	Satisfy all the municipal and police charges and comply with all administrative, health and other requirements.

•	Comply in the course of its business with the laws, regulations and administrative requirements, including the regulations concerning the equipment.

•	Install in the lease space no noisy equipment other than for office or maintenance needs without the Landlord’s prior consent.

•	Install no electric or other sign without the Landlord’s prior approval; the Tenant shall comply with the regulations, maintain such signs and bear any and all taxes relating thereto.

•	Make no installation affecting the external appearance of the building without the Landlord’s prior approval.

•	Store nothing in the passageways and common areas or in the passages thereto.

•	Comply with any and all safety rules liable to require appointment of a safety officer per company, and with any requirements by the company responsible for administering and managing the building.

•	Not subject the floors to a load in excess of 250 kilograms per square meter.

D)  TAXES

The Tenant shall:

•
Directly pay its own personal-property taxes, its tenancy tax, its business license tax and assume its share of all taxes concerning the leased building for which the Landlord is liable, including the land tax and the annual office-space tax.

•	Make all contributions and pay all expenses and taxes resulting from the location of the building.

The taxes normally incumbent on the Landlord but incumbent on the Tenant by virtue of the foregoing paragraphs are treated by the tax department as additional rent like the principal rent, and shall be billed separately. The invoices therefor shall be payable not later than the date on which such taxes have to be paid.

E)  LIABILITY AND RECOURSE

The Tenant waive all recourse against the Landlord:

•	In event of theft or other tortious act causing injury to the Tenant in the leased space or appurtenances of the building, the Landlord assuming no watch-keeping obligation.

•	In event of interruption of supplies or services, inter alia in the water or electricity service, persistent default by the Landlord excepted.

•
In event of change in or discontinuance of the caretaking, watch-keeping, remote monitoring, the services of the receptionists and switchboard operators if any and more generally the services of all the personnel rendering services common to the building.

•
In event of damage to the leased space and the objects or goods therein due to leaks, seepage, dampness or other circumstances, duly established structural defects excepted, it being incumbent on the Tenant to insure itself against all the risks without recourse against the Landlord.

•	In event of actions entailing liability of the other tenants, their personnel, suppliers or customers.

•
Claim no indemnity from the Landlord in event of discontinuance of distribution of fluids or shutdown for any reason of the installations relating to the building, persistent default of the Landlord excepted.

•	For any casualties affecting objets d’art and valuables, as well as computer hardware.

F)  GENERAL USE OF THE PRIVATE AND COMMON AREAS AND ELEMENTS

The Tenant shall comply with all the clauses and stipulations of this lease and the Landlord’s recommendations with a view to ensuring normal use of the leased space, of course without prejudice to the Tenant’s rights by virtue of this lease and transactions appurtenant hereto, and shall enforce compliance therewith by its personnel, all persons for whom it is responsible or with whom it deals (suppliers, etc.).

The Landlord may, if it deems such action necessary, prohibit access to some or all of the common areas, install markers or take any steps for that purpose, and may temporarily close some or all of the common areas as it deems necessary for purposes of structural additions, repairs, changes or alterations, all while permitting the Tenant’s normal use of and/or access to the leased space.

The Landlord generally reserves the right, at its own expense or otherwise, during the term of this lease and without needing the Tenant’s approval, to make all changes in or alterations of the common areas; it may also make all decisions concerning the use thereof, all while permitting the Tenant’s normal use of and/or access to the leased space.

G)  SECURITY

The Tenant shall keep the leased space furnished at all times with furniture of sufficient worth to secure at all times the payment of the rent and incidental charges and compliance with the terms and conditions of this lease.

H)  INSPECTION OF THE LEASED SPACE

Subject to the inspection rights stipulated above, the Tenant shall, if the Landlord should be desirous of selling the building, allow the leased space to be inspected by anyone acting for the Landlord or authorized by the Landlord to do so, every business day except Saturday between 9:00 a.m. and 1:00 p.m. and between 2:00 and 6:00 p.m.

The Tenant shall likewise permit inspection of the leased space during the same hours on business days by any prospective tenant of said space, from the date on which the Tenant or the Landlord gives notice of termination of this lease.

§8—REPAIRS—EMBELLISHMENTS

A)  FITTING-UP WORK INCUMBENT ON THE TENANT

Within three months after taking possession of the leased space, the Tenant shall do all necessary fitting-up work enabling it to use the space.

In any event, such work must be approved by the Landlord in advance and done at the Tenant’s risk and expense in accordance with the safety rules laid down by the competent government agencies and the standard layout plan authorized by the Landlord.

Such work will inter alia have to be directed by an architect or a decorator able at all times to submit proof of his legal and professional liability insurance and of punctual payment of the premiums therefor.

If such work involves the carcass, plumbing or before-meter electricity, the Tenant shall, to ensure the uniformity thereof and the unity of the responsibilities therefor, contract with contractors having contracts with the Landlord; the Landlord shall not be party to any contract between the Tenant and one of such contractors.

The Tenant shall hold the Landlord harmless from liability for any injury, loss or damage to persons or property caused directly or indirectly by such work.

In event of lack of conformity, the necessary supplemental or alteration work prescribed by the Landlord by return-receipted registered mail shall be completed within one month.

The Tenant shall do the partitioning work necessary for its installation at its expense and on its responsibility.

It shall submit a partitioning plan and a specification to the Landlord for approval.

Aside from the fitting-up work prescribed above, the Tenant shall make no change of layout, no perforation of wall or roof, no construction in the leased space without the Landlord’s express written authorization.

If authorized, the work shall also be done under the supervision of the Landlord’s architect, whose fees the Tenant shall pay as provided above.

All embellishment, improvement or alteration work done by the Tenant shall become the Landlord’s property without payment and be left in sound condition when the leased space is vacated, unless the Landlord prefers to require restoration of the space to its original condition in whole or in part.

B)  REPAIRS

The Tenant shall:

a)  tolerate the major repairs which may be necessary during the term of this lease, pursuant to Civil Code §1724, without any indemnification or rent reduction even if such work takes longer than 40 days, provided that it is done without interruption (force majeure excepted) and does not hinder access to the leased space,

b)  similarly bear any work done on the public thoroughfare or in neighboring buildings even if it interferes with the use of the leased space, without prejudice to its recourse against the government, the contractor doing the work and the neighboring owners.

§9—INSURANCE

The real and personal property shall be insured with companies reputed to be solvent, as follows:

A)  INSURANCE OF THE TENANT

The Tenant shall be insured against all the rinks listed below with the insurance adviser of its choosing:

•	The furniture, furnishings, equipment, stored merchandise and all fittings, fixtures, installations, embellishments in the space which it occupies, whether or not it paid the cost thereof.

•	Its legal liability to third parties due to its business, equipment and merchandise, personnel.

•	Injury due to riots and civil commotion.

•	Loss of use.

•	Business interruption limited to two years’ rent.

The	coverage shall be extended to claims of neighbors and third parties.

B)  ADDITIONAL INSURANCE

The Landlord may at any time during the term of the lease itself procure or require the Tenant to procure any other insurance which it may reasonably deem necessary in order to supplement or round off the foregoing coverages.

C)  PAYMENT OF THE PREMIUMS

The Tenant shall defray its percentage share of the premiums on the Landlord’s policies in proportion to the space which it occupies. It shall also defray all the premiums on the policies which it is obligated hereinabove to procure, as well as the additional premiums entailed by the waivers of recourse hereinabove specified.

D)  SPECIFIC CLAUSES

The following specific clauses shall be included in the insurance policies.

•	The Tenant’s insurance policies shall provide that cancellation thereof shall take effect only 15 days after the notice by the Tenant’s insurers to the Landlord.

•
In event of casualty insured by the foregoing coverages, the Landlord and its insurers waive all claim and subrogation which they would be entitled to assert, in event of casualty, against the tenants or other occupants and their personnel; the tenants and other occupants and their insurers likewise waive all claim and subrogation against the Landlord, its personnel and its insurers.

E)  AGREEMENTS

•
To ensure compliance with the foregoing stipulations, the Tenant shall send the Landlord a certified copy of each of its insurance polices when it takes possession of the leased space. During the term of the lease, it shall submit evidence of the continuing existence of the policies whenever requested by the Landlord to do so.

•
If the business done by the Tenant and/or the importance of its equipment and merchandise in value or quality and/or nature should entail additional premiums or increases of insurance premiums for the Landlord or the other tenants or the neighbors, the Tenant shall be obligated to reimburse the Landlord for the amount of the additional premium or increase paid by it and in any event hold it harmless from all claims by neighbors or other tenants.

•	If the Tenant does not procure, renew or pay the premiums on the foregoing policies, the Landlord may do so and require the Tenant to reimburse it for the premiums so advanced.

•
The Tenant shall report to the insurers and simultaneously to the Landlord every casualty regardless of the extent thereof and even if no apparent damage is caused thereby, as soon as it has notice thereof and within five days.

•
The Tenant shall equip the leased space with fire-fighting equipment, including extinguishers, approved by the French Association of Fire Underwriters, 11 Rue Pillet Will, 75009 Paris, and the installations shall be in conformity with that association’s rules.

•
The Tenant shall have its electrical installations surveyed at least once a year by an organization approved by the French fire underwriters’ association (see above) and within three months make the alterations thereof required by the surveying organization.

•
The Tenant shall advise the Landlord when this lease is signed and/or during the term of this lease of anything liable to aggravate the risk and change the premium rate applicable to the leased space. The Tenant shall afford the Landlord’s insurers unrestricted access to the leased space to enable them to assess the risks to be insured.

In event of casualty, if a coinsurance clause is applied to the insurance policy proceeds accruing to the Landlord because of the Tenant’s breach of the foregoing agreements, the Tenant shall indemnify the Landlord to the extent of the effect, on the policy proceeds received by the Landlord, of the coinsurance clause applied because of such breach(es).

§10—ASSIGNMENT—SUBLEASE

A)  ASSIGNMENT

The Tenant may assign this lease directly or by operation of law only to the successor to the entirety of its business.

The Tenant shall remain liable jointly and severally liable with its assign and all successive assigns or successors for payment of the accrued and accruing rent and charges, and compliance with the terms of this lease.

Such assignments made pursuant to §35-1 of the Decree of September thirtieth, nineteen hundred fifty-three must be served on the Landlord by a bailiff within one month of execution thereof and the Landlord shall be invited to be a party to the assignment. A certified copy of each assignment shall be delivered to the Landlord without charge.

Said obligation shall apply to all the successive assigns and said terms shall apply in case of merger or spin-off pursuant to the legal provisions governing commercial-lease tenants’ renewal rights and §387 of the Trading Companies Act of July 24, 1966.

If this lease should be subject to recorded chattel mortgages or liens, the parties recording such encumbrances shall have notice thereof served on the Landlord by a bailiff.

B)  SUBLEASE

The Tenant may grant no subleases, except that it may with the Landlord’s prior express written consent sublet to any company belonging to the same group as the Tenant or which is an affiliate of the Tenant as defined in §354 of the Act of July 24, 1966.

The term of no sublease may overrun the term of this lease.

Every partial sublease shall specify that it is the parties’ intention that the space covered by the principal lease is an indivisible whole, and in no event may the sublet floorspace exceed fifty percent (50%) of the leased floorspace.

Notwithstanding paragraph 2 of §22 of Decree 53-960 of September thirtieth, nineteen hundred fifty-three, the Landlord shall not be obligated on expiration of the principal lease to renew the partial or total subleases. The Tenant shall be responsible for evicting all subtenants.

Every subtenant shall be advised of this clause by and on the responsibility of the Tenant before every sublease is signed. The Tenant shall require every subtenant to observe this clause.

All reconditioning work appurtenant to any subleases, not only when the subleases are signed but also when the subtenants vacate the sublet space, shall be incumbent solely on the Tenant.

§11—TOTAL OR PARTIAL DESTRUCTION OF THE LEASED SPACE

A)  TOTAL DESTRUCTION

If the leased space should be totally destroyed for any reason, this lease shall determine automatically without liability on the part of either party to the other.

B)  PARTIAL DESTRUCTION

If the leased space should be destroyed in part only for any reason:

•
If the Tenant’s business is materially disrupted and if the repair, restoration, reconstruction or replacement of the damaged or destroyed parts will take longer than 180 days according to the Landlord’s architect, the Tenant or the Landlord may, within 30 days of notice of the opinion of the Landlord’s architect, cancel this lease on return-receipted registered notice without liability of either party to the other.

•
If, conversely, partial destruction of the leased space does not materially disrupt the Tenant’s business and if the repair, restoration, reconstruction or replacement will take less than 180 days according to the Landlord’s architect, of if neither the Tenant nor the Landlord cancels this lease by virtue of the preceding clause, the Landlord shall do the work of repair, restoration, reconstruction or replacement of the damaged or destroyed parts, reserving only the right to reimbursement of the cost of such repairs, restorations or replacements by its insurance company and if necessary by the Tenant’s insurance company.

Because of the loss of use entailed by the partial destruction of the leased space and such work, the Tenant shall be entitled to a rent reduction in proportion to the duration of the loss of use and to the amount of space the use of which it loses, provided only that the Landlord recovers an equivalent amount of rent loss from its insurance company. Such rent reduction shall be determined by an appraiser agreed on by the parties or else appointed summarily by the Chief Judge of the District Court. In that event, the Tenant hereby waives all recourse against the Landlord as regards both the loss of use and any rent reductions determined as aforesaid.

§12—TELEPHONE

The Tenant shall contract in its own name for the telephone and/or teleprinter lines it needs for its business, and for installation of such lines by a contractor approved by the competent government agency.

§13—DEDUCTION AUTHORIZATION

The Landlord shall deduct the rent and the advances against charges from the bank account identified to it by the Tenant.

For that purpose, the Landlord shall send the Tenant the rent invoice before each payment date.

The Tenant irrevocably authorizes the Landlord to make such deductions and undertakes to keep sufficient funds on deposit in such account from the date on which each payment is due until it is definitively made.

§14—RESCISSORY CLAUSE

If any overdue sum payable by virtue of this lease, including rent and sums incidental thereto such as charges, litigation expenses, interest, overdue rent or charges appurtenant to a change in the amount thereof, is not paid within one month of a summons to pay served in person at the address designated in this lease, or if a breach of the lease is not remedied within thirty days of a notice of such default served in the same way, the Landlord may cancel this lease of right without need for suit, and if the Tenant refuses to vacate the leased space, it may be compelled to do so by summary order, made by the Chief Judge of the District Court having jurisdiction over the building, finding that the lease has been cancelled and ordering the eviction.

All the costs, expenses and fees, whether or not taxable, of bailiffs and counsel shall be payable like the rent and charges within one month of a notice served on the Tenant specifying the amount thereof and calling on it to pay the same.

In event of cancellation by judgment, the security deposit shall accrue to the Landlord as a penalty without prejudice to recovery of all costs and damages. This clause shall not be stymied by subsequent offers to pay or to comply with the terms of the lease.

Moreover, if the rent is recovered more than eight days after the date on which it is payable, the Tenant shall pay in addition to the sums due to the Landlord, as liquidated damages in redress of the expenses caused to the management by such tardy recovery, a sum equal to five percent (5%) of the amount so recovered if it is recovered before service of any process and ten percent (10%) of such sums if they have to be recovered by legal proceedings, even if only a mere summons to pay is served.

§15—TAX PROVISIONS

If the Landlord elects to subject its rent and service charges to value-added tax, the Tenant shall be exonerated from payment of the annual registration tax collected on the amount of the rent pursuant to General Tax Code §208.

The rent shall accordingly be automatically subjected to value-added tax at the rate in effect on the date on which it is payable.

If however this lease should for any reason (amendment of legal provisions, non-renewal by the Landlord of its VAT-subjection election, etc.) be subject to the registration tax, the Tenant shall reimburse the same.

•	If the rent should be subject to the annual registration tax, the Landlord may at any time elect to subject its rent to VAT at the rate in effect.

§16—EXPENSES

All the expenses, taxes and emoluments entailed hereby and transactions and proceedings appurtenant hereto shall, without exception or reservation, be borne and paid by the Tenant.

§17—ADDRESSES

For purposes hereof and of transactions and proceedings appurtenant hereto, each party designates its registered office as its address for notices and service of process.

For purposes of this lease and of transactions and proceedings appurtenant hereto, the parties assign jurisdiction to the courts having jurisdiction over the building.

Signed in Paris
On April 15, 1997
in                     copies

(illegible signature)	(illegible signature)

THE LANDLORD	THE TENANT

Altys
Gestion

THIS ADDENDUM No. 1 TO THE LEASE DATED APRIL 15, 1997 BETWEEN:

AXA CONSEIL VIE S.A. (“the Landlord”), a public limited company, capital: F 154,379,744, registered office: 370 Rue Saint Honoré, Paris 1, herein represented by Altys Gestion S.A., a public limited company, capital: 282,500 francs, registered office: 103-105 Rue des Trois Fontanot, 92729 Nanterre, Nanterre Trade and Companies Register No. B 582,044,418, in turn represented by Mrs. Edith Ansart

and

ACTIVCARD S.A. (“the Tenant”), a public limited company, capital: 237,360,193.75 francs, registered office: 24-28 Avenue du Général de Gaulle, 92156 Suresnes, Nanterre Trade and Companies Register No. B 341,213,411, herein represented by Emmanuelle Le Bihan, hereto duly authorized by power-of-attorney signed by J. G. Galvez, the company’s Chairman and Chief Executive Officer (Annex 4 to the lease dated April 15, 1997)

WITNESSETH:

RECITALS

By non-notarial lease signed in Paris on April 15, 1997, the Landlord let to ACTIV’CARD S.A., from July 1, 1997 to June 30, 2006, office space on the fifth and sixth upper floors of the building at 24-28 Avenue du Général de Gaulle, 92150 Suresnes and forty basement parking spaces, at the rent on the date of the lease of F 1,178,400 before taxes for the office space and F 160,000 before taxes for the parking spaces, and on terms and conditions which need not be repeated herein.

The Tenant, requiring additional space, has approached the Landlord.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

§I—DESCRIPTION

§I-1 (“DESCRIPTION”) of the Special Terms of the lease dated April 15, 1997 is amended to read:

— Building:	24-28 Avenue du Général de Gaulle, 92150 Suresnes

— Leased space:	Approximately 1,729 square meters breaking down as follows

Office	space:
—	Approximately 1,473 square meters on the fifth and sixth upper floors of the building

—	Approximately 256 square meters on the left side of the ground floor of the building
     Parking spaces:

—	Sixty, in the basement

§II-ANNUAL RENT BEFORE TAXES AND CHARGES

§I—4 (“ANNUAL RENT BEFORE TAXES AND CHARGES”) of the Special Terms of the lease dated April 15, 1997 is amended to read:

This lease is granted and accepted at an annual base rent before taxes and charges of one million seven hundred eighteen thousand seven hundred eleven francs twenty centimes (F 1,718,711.20), breaking down as follows:

— Office space, fifth and sixth upper floors:	F 1,199,804.90
— Office space, ground floor:	F 256,000.00
— Parking spaces	F 262.906.30

Total rent before taxes and charges:	F 1,718,711.20

Said rent shall be payable to the Landlord quarterly in advance, on January 1, April 1, July 1 and October 1 every year.

It shall be adjusted every year pursuant to the General Terms of the lease dated April 15, 1997, beginning on July 1, 2001 as regards the new space leased.

§IV—SECURITY DEPOSIT

§I-6 (“SECURITY DEPOSIT”) of the Special Terms of the lease dated April 15, 1997 is amended to read:

The security deposit is increased to four hundred twenty-nine thousand six hundred seventy-seven francs eighty centimes (F  429,677.80). The Tenant shall pay eighty-nine thousand francs (F 89,000) as an additional security deposit on execution hereof.

§V—ADVANCES AGAINST CHARGES

Paragraph 1 of §I-7 (“ADVANCES AGAINST CHARGES”) of the Special Terms of the leased dated April 15, 1997 is amended to read:

The Tenant shall make an advance against charges of one hundred eighteen thousand four hundred thirty-six francs (F 118,436) before taxes every quarter, with the rent.

That amount shall be adjustable annually on the basis of the expenses actually incurred for purposes of the building.

It does not include the share of the office-space and land taxes, which shall be payable in addition on the new space leased.

§VI—EFFECTIVE DATE OF THE ADDENDUM

This addendum takes effect on July 1, 2000.

§VIII—SPECIAL PROVISIONS

§VIII-A—DELIVERY OF THE SPACE BY THE LANDLORD

§8.1 (“DELIVERY OF THE SPACE BY THE LANDLORD”) of the Special Terms of the lease dated April 15, 1997 does not apply to the new space leased.

§VIII-B—FITTING-UP WORK BY THE TENANT

Paragraphs 2, 3 and 4 of §i8.2 (“FITTING-UP WORK BY THE TENANT”) of the Special Terms of the lease dated April 15, 1997 do not apply to the new space leased.

§VIII-C—TAXES

Paragraph 1 of §8.8 (“TAXES”) of the Special Terms of the lease dated April 15, 1997 does not apply to the new space leased.

All the other clauses, terms and conditions of the lease dated April 15, 1997 not expressly amended or supplemented hereby remain unchanged.

§VII—ADDRESSES

For purposes hereof, the parties designate the following addresses for notices and service of process:

The Landlord: its registered office.
The Tenant: the leased space.

Signed in Nanterre on June 6, 2000
In duplicate

THE LANDLORD	THE TENANT (illegible signature) ACTIVCARD S.A.
(illegible signature)	24-28 Avenue du Général de Gaulle 92156 Suresnes Tel. (33) 014-204-8400—Fax (33) 014-204-8484 Capital: F 137,028,450 Nanterre Trade and Companies Register No. B 341,213,411

THIS ADDENDUM No. 2 TO THE LEASE DATED APRIL 15, 1997 BETWEEN:

VENDOME CROIDOR (“the Landlord”), a variable-capital company, registered office: 61 Rue La Fayette, 75009 Paris, herein represented by Altys Gestion S.A., a public limited company, capital: 282,500 francs, registered office: 103-105 Rue des Trois Fontanot, 92000 Nanterre, Nanterre Trade and Companies Register No. B 582,044,418, a real estate agent holding licenses Nos. G 3184 and T 8110 issued by the Prefecture of Police, bonded by Société Générale, in turn represented by Mrs. Edith Ansart

and

ACTIVCARD S.A. (“the Tenant”), a public limited company, capital: 237,360,193.75 francs, registered office: 24-28 Avenue du Général de Gaulle, 92156 Suresnes, Nanterre Trade and Companies Register No. B 341,213,411, herein represented by Yves Audebert, one of its directors

WITNESSETH:

RECITALS

By non-notarial lease signed in Paris on April 15, 1997, the Landlord let to ACTIV’CARD S.A., from July 1, 1997 to June 30, 2006, office space on the fifth and sixth upper floors of the building at 24-28 Avenue du Général de Gaulle, 92150 Suresnes and forty basement parking spaces, at the rent on the date of the lease of F 1,178,400 before taxes for the office space and F 160,000 before taxes for the parking spaces, and on terms and conditions which need not be repeated herein.

By addendum No. 1 to the lease dated June 6, 2000, approximately 256 square meters of office space on the left side of the ground floor of the building and twenty basement parking spaces were added to the space described above, effective July 1, 2000, at a principal rent increased to F 1,718,711.20 before taxes and charges per annum.

The Tenant, requiring additional space, has approached the Landlord.

NOW THEREFORE, IT IS AGREED AS FOLLOWS<:

§I—DESCRIPTION

Effective April 1, 2001, the new description shall be:

— Building	24-28 Avenue du Général de Gaulle, 92150 Suresnes

:—	Leased space Approximately 2,871 square meters breaking down as follows

Office space:

—	Approximately 1,473 square meters on the fifth and sixth upper floors of the building

—	Approximately 256 square meters on the left side of the ground floor of the building

—	Approximately 1,142 square meters on the second upper floor of the building hereinafter called “the new space leased”

Parking spaces:

—	One hundred, in the basement, including 40 new spaces forming part of the “new space leased”

§II—ANNUAL RENT BEFORE TAXES AND CHARGES

This lease is granted and accepted at an annual base rent before taxes and charges of three million five hundred seventeen thousand five hundred eleven francs twenty centimes (F 3,517,511.20), breaking down:

— Office space, ground floor, second, fifth and sixth upper floors:	F 3,054,604.90
— Parking spaces	F 462,906.30

Total rent before taxes and charges:	F 3.517,511.20

Said rent shall be payable to the Landlord quarterly in advance, on January 1, April 1, July 1 and October 1 every year.

It shall be adjusted annually pursuant to the General Terms of the lease dated April 15, 1997. The rent on the new space leased shall be adjusted for the first time on July 1, 2002 with the reference index of the fourth quarter of 2000 (to be published).

§III—SECURITY DEPOSIT

The security deposit is increased to eight hundred seventy-nine thousand three hundred seventy-seven francs eighty centimes (F 879,377.80). The Tenant shall pay on execution hereof the sum of four hundred forty-nine thousand seven hundred francs (F 449,700) as an additional security deposit.

§IV—ADVANCES AGAINST CHARGES

The Tenant shall make an advance against charges of two hundred four thousand eighty-six francs (F 204,086) before taxes every quarter, with the rent.

That amount shall be adjustable every year on the basis of the expenses actually incurred for purposes of the building.

The share of the office-space and land taxes shall be payable in addition for the new space leased.

§V—TAXES

The land tax on the new space leased shall be incumbent on the Tenant.

Pursuant to the general terms of the lease dated April 15, 1997, the office-space tax is incumbent on the Tenant.

§VI—EFFECTIVE DATE OF THE ADDENDUM

This addendum takes effect on April 1, 2001.

§VII—SPECIAL PROVISIONS

Condition precedent

This addendum is conditional of execution by the ASSIP company of an addendum cancelling the lease dated September 18, 1997 on the space returned on March 31, 2001 by the Tenant.

If that lease cannot be cancelled for any reason, this addendum shall be deemed never to have existed.

This condition is of the essence, failing which the Landlord would not have contracted.

All the other clauses, terms and conditions of the lease dated April 15, 1997 not expressly amended or supplemented hereby remain unchanged.

§VIII—ADDRESSES

For purposes hereof, the parties designate the following addresses for notices and service of process:

The Landlord: its registered office.
The Tenant: the leased space.

Signed in Nanterre on April 18, 2001
In duplicate

THE TENANT

Signed: Yves Audebert
THE LANDLORD
ACTIVCARD S.A.
(illegible signature)	24-28 Avenue du Général de Gaulle
92156 Suresnes
Tel. (33) 014-204-8400—Fax (33) 014-204-8484
Nanterre Trade and Companies Register No. B 341,213,411